Exhibit 23.2











            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 23, 1995, except with respect to the matter discussed in Note 23 to the consolidated financial statements, as to which the date is March 31, 1995, included or incorporated by reference in Collins & Aikman Corporation's Form 10-K for the fiscal year ended January 28, 1995.




                                   ARTHUR ANDERSEN LLP



Charlotte, North Carolina
July 12, 1995